Independent Auditors' Report on Internal
 Accounting Controls

To the Board of Trustees and Shareholders
 Rainier Investment Management Mutual Funds:
In planning and performing our audits of the
 financial statements of Rainier Investment
Management Mutual Funds (comprised of  the
Small/Mid Cap Equity, Core Equity,  Balanced
and Intermediate Fixed Income   Portfolios) for
the year ended March 31,   2000, we considered
 their internal control,   including control activities
for safeguarding   securities, in order to determine
our auditing   procedures for the purposes of
expressing our opinion on the financial statements
and   to comply with the requirements of Form
N-SAR, not to provide assurance on internal  control.
The management of Rainier Investment  Management
 Mutual Funds is responsible   for establishing and
 maintaining internal   control.  In fulfilling this
responsibility,   estimates and judgments made by
management are required to assess the   expected
benefits and related costs of   controls.  Generally,
 controls that are   relevant to an audit pertain to the
 entity's   objective of preparing financial statements
for external purposes that are fairly   presented in
conformity with generally   accepted accounting
principles.  Those   controls include the safeguarding
 of assets   against unauthorized acquisition, use
or   disposition.
Because of inherent limitations in internal   control,
 error or fraud may occur and may   not be detected.
Also, projection of any   evaluation of internal
control to future   periods is subject to the risk
that it may   become inadequate because of
changes in   conditions or that the effectiveness
 of the   design and operation may deteriorate.

Our consideration of internal control would   not
 necessarily disclose all matters in   internal control
that might be material   weaknesses under standards
established by   the American Institute of Certified Public
 Accountants.  A material weakness is a   condition
in which the design or operation   of one or more of
 the internal control   components does not reduce to
a relatively   low level the risk that misstatements
 caused   by error or fraud in amounts that would
 be   material in relation to the financial   statements
 being audited may occur and not   be detected within
 a timely period by   employees in the normal course of
  performing their assigned functions.    However, we
 noted no matters involving   internal control and its
operation, including   controls for safeguarding securities,
that we   consider to be material weaknesses as   defined
 above as of March 31, 2000.

This report is intended solely for the   information and
use of management, the   Board of Trustees of Rainier
Investment   Management Mutual Funds and the
Securities and Exchange Commission and is   not
intended to be and should not be used by   anyone other
than these specified parties.

KPMG, LLP
May 5, 2000